Exhibit 99.1

Mesa Labs Announces First Quarter Results

Lakewood, Colorado, August 5, 2024 – Mesa Laboratories, Inc. (NASDAQ:MLAB), a global leader in the design and manufacture of life science tools and critical quality control solutions, today announced results for its first fiscal quarter (“1Q25”) ended June 30, 2024 (amounts in thousands).

First quarter FY 2025 compared to first quarter FY 2024:

●	Revenues increased 14.9%
●	Non-GAAP core organic revenues[1] growth was 3.0%
●	Operating income increased 940%
●	Non-GAAP adjusted operating income excluding unusual items[2] increased 47.0% and was 26.4% as a percentage of revenues

We operate our business in four divisions: Sterilization and Disinfection Control (“SDC”), Clinical Genomics (“CG”), Biopharmaceutical Development (“BPD”), and Calibration Solutions (“CS”).

Effective 4Q24 we changed our definition of non-GAAP adjusted operating income3 (“AOI”) and non-GAAP adjusted operating income excluding unusual items to also exclude depreciation expense. Please see the reconciliation of those measures to GAAP operating (loss) income below. All prior periods have been restated to exclude depreciation expense from these non-GAAP measures.

Executive Commentary (amounts in thousands)

“We had a successful start our first quarter of the fiscal year by delivering positive momentum for revenues, orders, profitability, and debt levels while also demonstrating continued strategic traction. Sales and marketing improvements resulted in 3.0% core organic growth in the quarter, with orders also improved as we built backlog in the quarter. Our process improvement and productivity initiatives bore fruit with strong increases in both gross profit percentage and AOI margin percentage when excluding unusual items. From a balance sheet perspective, we repaid $9.4 million in debt during the quarter which reduced our total Net Leverage Ratio* to 3.41. We remain committed to drive this ratio down below 3.0x” said Gary Owens, Chief Executive Officer of Mesa.

“Revenues of $58,170 for the quarter increased 14.9% versus prior year, with core organic growth of 3.0% and 12.4% growth from our latest acquisition, GKE. That acquisition continues to trend higher than expectations announced at acquisition close. Sequentially, overall revenues declined by 120 bps which is a solid result given normal seasonality. Biopharmaceutical capital spending in BPD was strong for the second consecutive quarter while both life sciences and healthcare orders in our SDC business were robust. CG incurred continued headwinds in China from their economic slowdown and the impacts of the corruption campaign in the healthcare sector along with elongated sales cycles in the US driven by uncertainty in the LDT regulatory environment. Despite the headwinds in CG, the Asia Pacific team delivered on their one Mesa strategy to drive positive overall organic growth in the region” added Mr. Owens.

“Profitability as measured by our primary metric of AOI excluding unusual items grew by 47% year over year to $15,341or 26.4% of quarterly revenues. Gross profit percentage expanded by 250 bps versus prior year, or 150 bps when excluding the impact of non-cash charges. Strong margin expansion was a direct result of productivity gains and increased volumes more than offsetting increased labor costs” added Mr. Owens.

“Looking forward, we are hopeful that our biopharmaceutical related end markets will continue the strength exhibited in 4Q24 and 1Q25. In any market scenario we will work diligently so that our differentiated products, strategic initiatives and the Mesa Way operating model enable us to outperform,” concluded Mr. Owens.

* Total Net Leverage Ratio under our Credit Facility is defined as the ratio of total debt minus unrestricted cash in excess of $10 million as compared to 12 months trailing EBITDA. EBITDA, a non-GAAP metric, for purposes of this calculation, is defined as net income plus the sum of interest expense, income tax expense, depreciation, amortization, unusual or non-recurring non-cash charges and stock compensation expense. In addition, EBITDA gives effect to trailing 12 months pro-forma ownership of GKE and adds back certain GKE acquisition expenses.

Financial Results (unaudited, amounts in thousands, except per share data)

Total revenues were $58,170, an increase of 14.9% compared to 1Q24. Operating income increased 940% to $5,580. Net income was $3,388, an increase of 717% or $0.62 per diluted share of common stock.

On a non-GAAP basis, core organic revenues increased 3.0% and AOI increased 33.9% to $13,973 or $2.58 per diluted share of common stock compared to 1Q24. As detailed in the Unusual Items table below, AOI for 1Q25 was negatively impacted by unusual items totaling $1,368. Excluding the unusual items for 1Q25, AOI would have increased 47% to $15,341. A reconciliation of non-GAAP measures is provided in the tables below.

Division Performance

	Revenues	Organic Revenues Growth[4]	Core Organic Revenues Growth

(Amounts in thousands)	Three Months Ended June 30, 2024	Three Months Ended June 30, 2024	Three Months Ended June 30, 2024
SDC	$22,957	4.9%	5.2%
CS	11,801	3.0%	2.6%
BPD	12,008	21.4%	23.5%
CG	11,404	(14.7)%	(14.3)%
Total	$58,170	2.5%	3.0%

Sterilization and Disinfection Control (39% of revenues in 1Q25) revenues were $22,957 for the quarter which resulted in core organic revenues growth of 5.2% versus prior year. The acquisition of GKE drove overall quarterly growth to 44.1%. Quarterly core organic growth benefited from strong orders in our life sciences vertical which also drove an increase in our backlog in the legacy SDC business. Gross profit percentage for the quarter contracted by 500 bps versus the prior year primarily due to the impact of non-cash inventory step-up purchase accounting charges from GKE. Absent the impact of these non-cash charges, gross profit percentage would have contracted by 150 bps, driven primarily by increased costs in the legacy business and the continued strength of the USD. Amortization of the non-cash inventory step-up purchase accounting charges is expected to be completed by the end of 2Q25.

Calibration Solutions (20% of revenues in 1Q25) revenues were $11,801 which resulted in core organic revenues growth of 2.6% for the quarter. Year over year growth was driven primarily by the reduction of past due backlog stemming from prior year easing of supply chain constraints. Gross profit percentage expanded by 530 bps primarily due to operating process improvements, increased revenues on a partially fixed cost base, and mix, which more than offset increased labor costs.

Biopharmaceutical Development (21% of revenues in 1Q25) revenues were $12,008 which resulted in core organic revenues growth of 23.5% for the quarter. The increase in revenues was driven by increased biopharmaceutical spending on capital equipment in North America and Europe and strong overall growth in APAC which when combined, resulted in an 80% increase in revenues from hardware and software versus the prior year. Gross profit percentage expanded by 120 bps primarily due to increased revenues as well as favorable product mix.

Clinical Genomics (20% of revenues in 1Q25) revenues were $11,404 for the quarter, which resulted in a core organic revenues decline of 14.3% for the quarter but an increase of 1.8% sequentially compared to 4Q24. The decrease in revenues was driven primarily headwinds in China and North America as described earlier. Gross profit percentage expanded by 660 bps due to decreased amortization as a result of impairment charges taken during 4Q24.

Use of Non-GAAP Financial Measures

Adjusted operating income, adjusted operating income excluding unusual items, organic revenues growth and core organic revenues growth are non-GAAP measures that exclude or adjust for certain items, as detailed within the tables in “Supplemental Information Regarding Non-GAAP Financial Measures.” As noted below, we now include depreciation expense as a non-cash addback in the definition of adjusted operating income as it better aligns with presentations of other companies within our industry. All prior period amounts have been restated to conform with the current presentation.

1 Core organic revenues growth, a non-GAAP measure, is defined as reported revenues growth excluding the impact of acquisitions and currency translation.

2 The non-GAAP measures of adjusted operating income excluding unusual items and adjusted operating income excluding unusual items per diluted share are defined to exclude the non-cash impact of amortization of intangible assets acquired in a business combination, stock-based compensation, depreciation, impairment of goodwill and long-lived assets and unusual items. Unusual items are disclosed to highlight costs that are not ongoing and are incurred as a direct result of a specific transaction, such as the consummation of an acquisition, and are identified to allow investors to understand the Company’s expectation on an ongoing basis, following the completion of acquisition and integration activities. A reconciliation of these non-GAAP measures to their GAAP counterparts is set forth below, along with additional information regarding their use.

3 The non-GAAP measures of adjusted operating income and adjusted operating income per diluted share are defined to exclude the non-cash impact of amortization of intangible assets acquired in a business combination, stock-based compensation, depreciation and impairment of goodwill and long-lived assets. A reconciliation of these non-GAAP measures to their GAAP counterparts is set forth below, along with additional information regarding their use.

4 Organic revenues growth, a non-GAAP measure, is defined as reported revenues growth excluding the impact of acquisitions.

About Mesa Laboratories, Inc.

Mesa is a global leader in the design and manufacture of life science tools and critical quality control solutions for regulated applications in the pharmaceutical, healthcare and medical device industries. Mesa offers products and services to help our customers ensure product integrity, increase patient and worker safety, and improve the quality of life throughout the world.

For more information about Mesa, please visit its website at www.mesalabs.com.

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations. Any statements contained herein that are not statements of historical fact may be forward-looking statements, including statements relating to future financial results, business conditions and strategic initiatives. Words such as “expect,” “seek,” “plan” “anticipate,” “intend,” “believe,” “could,” “should,” “estimate,” “may,” “target,” “project,” and similar expressions may also identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. The forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to risks and uncertainties relating to our operations and business environments, all of which are difficult to predict and many of which are beyond our control. Risks and uncertainties that could cause actual results to differ materially from our historical experience and present expectations or projections include those relating to: our ability to successfully grow our business, including as a result of acquisitions; the results on operations of acquisitions; our ability to consummate acquisitions at our historical rate and at appropriate prices; our ability to effectively integrate acquired businesses and achieve desired results; the market acceptance of our products; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations and financial condition; conditions in the global economy and the particular markets we serve; significant developments or uncertainties stemming from actions of the U.S. government, including changes in U.S. trade policies and medical device regulations; the timely development and commercialization, and customer acceptance, of enhanced and new products and services; the inherent uncertainty of projections of revenues, growth, operating results, profit margins, expenses, earnings, margins, tax rates, tax provisions, cash flows, liquidity, demand, and competition; the effects of additional actions taken to become more efficient or reduce costs; restructuring activities; laws regulating fraud and abuse in the health care industry and the privacy and security of health and personal information; outstanding claims, legal proceedings, tax audits and assessments and other contingent liabilities; foreign currency exchange rates and fluctuations in those rates; and general economic, industry, and capital markets conditions. These risks and uncertainties also include, but are not limited to, those described in our filings with the Securities and Exchange Commission including our Annual Report on Form 10-K for the year ended March 31, 2024 and our subsequent Quarterly Reports on Form 10-Q. We assume no obligation to update the information in this press release.

Mesa Laboratories Contacts:

Gary Owens; President and CEO,

John Sakys; CFO

1-303-987-8000

investors@mesalabs.com

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share data)	Three Months Ended
	June 30,
	2024	2023
Revenues	$58,170	$50,645
Cost of revenues	20,921	19,462
Gross profit	37,249	31,183
Operating expenses	31,669	31,847
Operating income (loss)	5,580	-664
Nonoperating expense	1,675	273
Earnings (loss) before income taxes	3,905	-937
Income tax expense (benefit)	517	-388
Net income (loss)	$3,388	$(549)

Earnings (loss) per share (basic)	$0.63	$(0.10)
Earnings (loss) per share (diluted)	0.62	-0.1

Weighted average common shares outstanding:
Basic	5,397	5,372
Diluted	5,424	5,372

 Consolidated Condensed Balance Sheets

(Amounts in thousands)	June 30, 2024	March 31, 2024
Cash and cash equivalents	$28,472	$28,214
Other current assets	78,218	81,138
Total current assets	106,690	109,352
Noncurrent assets	333,671	337,444
Total assets	$440,361	$446,796

Liabilities	$289,634	$301,403
Stockholders’ equity	150,727	145,393
Total liabilities and stockholders’ equity	$440,361	$446,796

(Amounts in thousands, except per share data)	Three Months Ended
	June 30,
	2024	2023
Operating income (loss) (GAAP)	$5,580	$(664)
Amortization of intangible assets	4,061	7,220
Stock-based compensation expense	2,928	2,968
Depreciation expense	1,404	914
AOI (non-GAAP)	$13,973	$10,438

Unusual items – before tax
Non-cash GKE inventory step-up1	$778	$--
GKE integration costs[2]	590	--
Total impact of unusual items on AOI – before tax	$1,368	$--

AOI excluding unusual items (non-GAAP)	$15,341	$ 10,438 $

AOI per share - basic (non-GAAP)	$2.59	$1.94
AOI per share - diluted (non-GAAP)	2.58	1.94

AOI excluding unusual items per share – basic (non -GAAP)	2.84	1.94
AOI excluding unusual items per share – diluted (non-GAAP)	2.83	1.94

Weighted average common shares outstanding:
Basic	5,397	5,372
Diluted	5,424	5,372

1 Non-cash cost of revenues expense associated with the step up to fair value of GKE inventory due to application of purchase accounting

2 GKE integration costs primarily consist of consulting costs for the integration of the acquiree, including the implementation of the enterprise resource planning tool and professional auditing services related to the audit of purchase accounting.

Organic and Core Organic Revenues Growth (Unaudited)

Three Months Ended June 30, 2024
Total revenues growth	14.9%
Impact of acquisitions	(12.4)%
Organic revenues growth (non-GAAP)	2.5%
Currency translation	0.5%
Core organic revenues growth (non-GAAP)	3.0%

Supplemental Information Regarding Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we provide non-GAAP adjusted operating income, non-GAAP adjusted operating income per share amounts, non-GAAP adjusted operating income excluding unusual items, non-GAAP adjusted operating income excluding unusual items per share amounts, non-GAAP organic revenues growth, and non-GAAP core organic revenues growth in order to provide meaningful supplemental information regarding our operational performance. We believe that the use of these non-GAAP financial measures, in addition to GAAP financial measures, helps investors to gain a better understanding of our operating results, consistent with how management measures and forecasts its operating performance, especially when comparing such results to previous periods and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making and for compensation purposes.  This information facilitates management's internal comparisons to our historical operating results as well as to the operating results of our competitors. Since management finds this measure to be useful, we believe that our investors can benefit by evaluating both GAAP and non-GAAP results.

The non-GAAP measures of adjusted operating income and adjusted operating income per share presented in the reconciliation above are defined to exclude the non-cash impact of amortization of intangible assets acquired in a business combination, stock-based compensation, depreciation and impairment of goodwill and long-lived assets. To calculate adjusted operating income, we exclude, as applicable:

●	Impairments of long-lived assets as such charges are outside of our normal operations and in most cases are difficult to accurately forecast.
●	Stock-based compensation expense as it is a non-cash charge and costs calculated for this expense vary in accordance with the stock price on the date of grant.
●	Depreciation expense as it is a non-cash charge.
●

The expense associated with the amortization of acquisition-related intangible assets as a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of up to 20 years. Exclusion of amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

The non-GAAP measures of adjusted operating income and adjusted operating income per share presented in the reconciliation above are defined as Adjusted Operating Income less unusual items that are not on-going and are related to a specific transaction. We exclude these unusual items as they are outside of normal operations and are not on-going.

Our management recognizes that items such as amortization of intangible assets, stock-based compensation expense, depreciation expense and impairment losses on goodwill and long-lived assets can have a material impact on our operating and net income. To gain a complete picture of all effects on our profit and loss from any and all events, management does (and investors should) rely on the GAAP consolidated statements of operations. The non-GAAP numbers focus instead on our core operating business.

Readers are reminded that non-GAAP measures are merely a supplement to, and not a replacement for, or superior to, financial measures prepared according to GAAP. They should be evaluated in conjunction with the GAAP financial measures. Our non-GAAP information may be different from the non-GAAP information provided by other companies.